Aircraft Related Claims

		Debtor[1]
Nature	Data	ACA	FLYi	IA	ACA and IA	ACA, FLYi and IA	FLYi and IA	Grand Total
General Unsecured	Sum of Asserted Liquidated Amount	$83,603,991.68	$37,360,873.90	$119,776,996.68	$0.00	$0.00	$1,178,909,661.68	$1,419,651,523.94
	Number of Claims	9	9	22	6	3	156	205
Priority	Sum of Asserted Liquidated Amount	$0.00						$0.00
	Number of Claims	1						1
Secured	Sum of Asserted Liquidated Amount	$0.00	$342,617.00	$44,087,329.85			$262,184,244.16	$306,614,191.01
	Number of Claims	1	3	8			42	54
Administrative	Sum of Asserted Liquidated Amount	$3,461,230.00	$2,406.46	$35,640,733.86		$0.00	$10,343,908.48	$49,448,278.80
	Number of Claims	4	4	39		3	36	86
Total Sum of Asserted Liquidated Amount		$87,065,221.68	$37,705,897.36	$199,505,060.39	$0.00	$0.00	$1,451,437,814.32	$1,775,713,993.75
Total Number of Claims		15	16	69	6	6	234	346

		Debtor
Nature	Data	ACA	FLYi	IA	Grand Total
General Unsecured	Sum of Asserted Liquidated Amount	$83,603,991.68	$623,052,672.09	$712,994,860.17	$1,419,651,523.94
	Number of Claims	13	88	104	205
Priority	Sum of Asserted Liquidated Amount	$0.00			$0.00
	Number of Claims	1			1
Secured	Sum of Asserted Liquidated Amount	$0.00	$135,197,776.08	$171,416,414.93	$306,614,191.01
	Number of Claims	1	24	29	54
Administrative	Sum of Asserted Liquidated Amount	$3,461,230.00	$5,174,360.80	$40,812,688.00	$49,448,278.80
	Number of Claims	5	23	58	86
Total Sum of Asserted Liquidated Amount		$87,065,221.68	$763,424,808.97	$925,223,963.10	$1,775,713,993.75
Total Number of Claims		20	135	191	346

1 The columns to this chart that list more than one debtor show the total number and amount of identical aircraft-related claims that were asserted against more than one debtor. For example, under the column titled "FLYi and IA," the chart shows that 42 secured claims are asserted against FLYi and IA in a total asserted liquidated amount of $262,184,244.16. This means that there are 21 secured claims in a total asserted liquidated amount of $131,092,122.08 against each FLYi and IA, respectively.